Exhibit 5.1

June 6, 2023

Coeptis Therapeutics Holdings, Inc.

105 Bradford Road, Suite 420

Wexford, Pennsylvania 15090

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Coeptis Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-1, File No. 333-269782, initially filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on February 14, 2023 (as amended, the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering a public offering (the “Offering”) of (a) $9,200,000 of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”), including $1,200,000 of shares of Common Stock issuable upon exercise of an over-allotment option granted by the Company; (b) warrants to purchase shares of Common Stock (the “Common Warrants”); (c) to each purchaser whose purchase of shares of Common Stock in such offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of such offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants (the “Pre-Funded Warrants”), in lieu of shares of Common Stock; and (d) warrants to be issued by the Company to the underwriters of the Company named in the Registration Statement to purchase up to $690,000 of shares of Common Stock, including warrants to purchase up to $90,000 of shares of such Common Stock assuming exercise of the over-allotment option granted by the Company (the “Underwriters’ Warrants” and together with the Pre-Funded Warrants and Common Warrants, the “Warrants”) upon the closing of the public offering pursuant to which the Registration Statement can relate.

The shares of Common Stock and Warrants are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Ladenburg Thalmann & Co., Inc. The securities are to be offered and sold in the manner described in the Registration Statement and the Prospectus.

For purposes of rendering the opinions set forth below, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion including (i) the Registration Statement, including the exhibits filed therewith, (ii) the Prospectus, (iii) the Company’s amended and restated certificate of incorporation (as amended, the “Certificate of Incorporation”), (iv) the Company’s amended and restated bylaws (as amended, the “Bylaws”), (v) the corporate resolutions and other actions of the Company that authorize and provide for the filing of the Registration Statement, and we have made such other investigation as we have deemed appropriate. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. We have not independently established any of the facts so relied on.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have also assumed that all of the shares of Common Stock issuable or eligible for issuance pursuant to exercise of the Warrants following the date hereof will be issued for not less than par value.

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Based on the foregoing, we are of the opinion that:

1.                   Offering. When the Registration Statement becomes effective under the Act and when the Offering is completed as contemplated by the Registration Statement, such shares of our Common Stock and accompanying Warrants to be issued and sold by the Company, will be legally binding obligations of the Company, enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Form of Common Warrant and Form of Pre-Funded Warrant; and (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Common Stock underlying the Warrants, to exceed the number that remains authorized but unissued.

2.                   Common Stock. When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

3.                   Common Warrants. When the Registration Statement becomes effective under the Act and when the Common Warrants are issued, delivered and paid for as contemplated by the Registration Statement, such Common Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock, of the Company and/or adjustments to outstanding securities, including the Common Warrants of the Company may cause the Common Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Form of Warrant) will not be adjusted to an amount below the par value per share of the Common Stock.

4.                   Pre-Funded Warrants. When the Registration Statement becomes effective under the Act and when the Pre-Funded Warrants are issued, delivered and paid for as contemplated by the Registration Statement, such Pre-Funded Warrants will be legally binding obligations of the Company enforceable in accordance with their terms except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Warrant Agreement; (e) with respect to the Common Stock, we express no opinion to the extent that, notwithstanding its current reservation of shares of Common Stock, future issuances of securities, including the Common Stock of the Company and/or adjustments to outstanding securities, including the Pre-Funded Warrants of the Company may cause the Pre-Funded Warrants to be exercisable for more shares of Common Stock than the number that remain authorized but unissued and (f) we have assumed the Exercise Price (as defined in the Form of Pre-Funded Warrant) will not be adjusted to an amount below the par value per share of the Common Stock.

5.                   Common Stock underlying Warrants: When the Registration Statement becomes effective under the Act and when the offering is completed as contemplated by the Registration Statement, the shares of Common Stock issuable upon exercise of the Warrants will be validly issued, fully paid and non-assessable.

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Our opinion herein is expressed solely with respect to the Delaware General Corporation Law of the State of Delaware and, as to the Common Stock and the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted, or otherwise relied upon for any other purpose.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the use of our name wherever it appears in the Registration Statement, the prospectus forming part of the Registration Statement, any prospectus supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Meister Seelig & Fein PLLC

Meister Seelig & Fein PLLC

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